Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of:

GWG Holdings, Inc. and Subsidiaries

We consent to the use in this Registration Statement on Amendment No. 1 on Form S-1 of our report dated March 13, 2015, relating to the consolidated financial statements of GWG Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2014 and December 31, 2013, which are incorporated by reference in such Registration Statement, and the reference to our firm under the heading “Experts” in the prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

October 23, 2015